Exhibit 99.2


              Report of Independent Certified Public Accountants


To the Shareholders of
Hall Enterprises, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Hall Enterprises, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 9, on October 31, 2000, the Company was acquired by Holiday RV Superstores, Inc.

PricewaterhouseCoopers LLP

October 31, 2000

                            HALL ENTERPRISES, INC.
                                 BALANCE SHEET
                            AS OF DECEMBER 31 1999


                                  Assets                                1999
Current assets:
   Cash and cash equivalents                                      $   111,086
   Accounts receivable, net of allowances of $8,947                   199,832
   Inventories, net                                                 3,913,143
   Prepaid expenses                                                    14,701
                                                                   ----------
        Total current assets                                        4,238,762

Property and equipment, net                                           597,208

Long-term notes receivable                                             17,100
                                                                   ----------
        Total assets                                              $ 4,853,070
                                                                   ==========
                     Liabilities and Shareholders' Deficit


Current liabilities:

   Floor plan notes payable                                       $ 4,933,555
   Accounts payable                                                    61,986
   Accrued liabilities and other                                      189,526
                                                                   ----------
        Total liabilities                                           5,185,067
                                                                   ----------

Commitments and contingencies (NOTES 6 and 9)

Shareholders' deficit:
   Common stock, no par, 1,250 shares authorized,
     issued and outstanding                                           331,000
   Accumulated deficit                                               (662,997)
                                                                   ----------
        Total shareholders' deficit                                  (331,997)
                                                                   ----------
        Total liabilities and shareholders' deficit               $ 4,853,070
                                                                   ----------

   The accompanying notes are an integral part of these financial statements

                            HALL ENTERPRISES, INC.
                            STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31 1999

                                                                      1999
Revenue:
   Vehicles                                                      $ 10,719,563
   Parts and service                                                  909,828
   Other, net                                                         169,736
                                                                 ------------
                                                                   11,799,127
                                                                 ------------
Cost of sales:
   Vehicles                                                         8,991,742
   Parts and service                                                  581,472
                                                                 ------------
                                                                    9,573,214
                                                                 ------------

Gross profit                                                        2,225,913
                                                                 ------------

Selling, general and administrative expenses                        1,775,400
                                                                 ------------
Other income (expense):
   Interest expense                                                  (351,832)
   Other, net                                                          61,259
                                                                 ------------
           Total other income (expense)                              (290,573)
                                                                 ------------

Net income                                                       $    159,940
                                                                 ============


   The accompanying notes are an integral part of these statements financial

                            HALL ENTERPRISES, INC.
                      STATEMENT OF SHAREHOLDERS' DEFICIT
                         YEAR ENDED DECEMBER 31, 1999


                                    Common      Accumulated
                                    Stock         Deficit           Total

Balance at December 31, 1998      $  331,000    $  (806,853)     $  (475,853)

 Distributions                             -        (16,084)         (16,084)

 Net income                                -        159,940          159,940
                                  ----------    -----------      -----------
Balance at December 31, 1999      $  331,000    $  (662,997)     $  (331,997)
                                  ==========    ===========      ===========

   The accompanying notes are an integral part of these financial statements

                            HALL ENTERPRISES, INC.
                            STATEMENT OF CASH FLOWS
                         YEAR ENDED DECEMBER 31, 1999


                                                                        1999

Cash Flows from Operating Activities:
 Net income                                                         $  159,940
 Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation                                                      111,392
     Gain on sale of property and equipment                            (51,309)
     Changes in operating assets and liabilities:
       Accounts receivable                                             (90,966)
       Inventories                                                    (905,260)
       Prepaid expenses and other                                       10,488
       Long-term notes receivable                                       42,594
       Floor plan notes payable                                        826,312
       Accounts payable and accrued liabilities                          5,382
                                                                    ----------
         Net cash provided by operating activities                     108,573
                                                                    ----------
Cash Flows from Investing Activities:
 Purchases of property and equipment                                  (493,888)
 Proceeds from sales of property and equipment                         211,315
                                                                    ----------
         Net cash used in investing activities                        (282,573)
                                                                    ----------
Cash Flows from Financing Activities:
 Payments on debt                                                      (57,695)
 Distributions to shareholder                                          (16,084)
                                                                    ----------
         Net cash used in financing activities                         (73,779)
                                                                    ----------

Net Decrease in Cash and Cash Equivalents                             (247,779)

Cash and Cash Equivalents at Beginning of Year                         358,865
                                                                    ----------

Cash and Cash Equivalents at End of Year                            $  111,086
                                                                    ==========


Supplemental Non-Cash Investing and Financing Information:

 In July 1999, the Company sold land and improvements with a carrying value of approximately $755,000 in exchange for cash of $67,000 and assumption of debt of approximately $715,000.

   The accompanying notes are an integral part of these financial statements

                            HALL ENTERPRISES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         YEAR ENDED DECEMBER 31, 1999

 1.   Organization and Business:

      Hall Enterprises, Inc. (the "Company") was formed in 1965 and operated three recreational vehicle ("RV") dealerships in the Lexington, Kentucky area until near the end of 1997, when the operations were consolidated into two sites. In addition to new and used RV sales, the Company offers complementary products and services including parts, repair and maintenance services, body shop services, and financing and insurance contracts.

 2.   Summary of Significant Accounting Policies:

      Cash and Cash Equivalents
      For purposes of reporting cash flows, cash and cash equivalents include cash, contracts in transit, and all highly liquid investments with a maturity of three months or less when purchased.

      Inventories
      Inventories of new and used vehicles and parts inventory are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") method. New vehicle cost includes the invoice price, delivery, and the cost of any special features added to the vehicles. Used vehicle cost includes the purchase price plus reconditioning and make-ready costs.

      Property and Equipment
      The cost of property is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes.

      Estimated useful lives of the assets are as follows:

               Buildings and improvements                    7 years
               Furniture and fixtures                        5 years
               Machinery, vehicles and equipment             7 years
               Rental units                                5-7 years

      The carrying amount and accumulated depreciation of assets, which are sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in the results of operations. Property and equipment are reviewed for impairment whenever events or changes in business circumstances indicate the carrying value of the assets may not be recoverable. Impairment losses are recognized if expected future cash flows of the related assets are less than carrying values.

                            HALL ENTERPRISES, INC.

                         YEAR ENDED DECEMBER 31, 1999

 2.   Summary of Significant Accounting Policies - Continued:

      Revenue Recognition
      Revenue is recognized when vehicles are delivered, service is performed, and parts are sold. Finance, insurance and warranty revenues are recognized at the time the contracts are sold.

      Other Revenue
      Other revenue consists primarily of finance fees, insurance commissions, extended warranty contract and rental fees income.

      Finance fees represent revenues earned by the Company for notes placed with financial institutions in connection with customer vehicle financing. The Company is charged back for a portion of these finance fees should the customer terminate the finance contract prior to its scheduled maturity. The Company has recorded an estimated allowance for these chargebacks based upon its historical experience for prepayments or defaults on the finance contracts. The allowance for chargebacks for December 31, 1999 was $114,690. Insurance income represents commissions earned on credit life, accident, and disability insurance sold in connection with the vehicle on behalf of third-party insurance companies. Warranty income represents revenues earned on extended warranty contracts sold on behalf of a third party.

      Income Taxes
      The Company is an S corporation, and as such, no provision for income taxes has been included in the accompanying financial statements as the Company's taxable income is reported directly by the shareholders for tax purposes.

      Advertising
      The Company expenses the cost of advertising as incurred. Advertising expenses totaled $168,862 for 1999.

      Fair Value of Financial Instruments
      The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to the short-term nature of the maturities.

      Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            HALL ENTERPRISES, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         YEAR ENDED DECEMBER 31, 1999

3.    Inventories:

      Inventories consist of the following at December 31, 1999:

      New vehicles                                                $4,235,701
      Used vehicles                                                1,577,467
      Parts and accessories                                          191,843
                                                                  ----------
                                                                   6,005,011
      Excess of first-in, first-out costs over LIFO costs         (2,091,868)
                                                                  ----------
                                                                  $3,913,143
                                                                  ==========

4.    Property and Equipment:

      Property and equipment consists of the following at December 31, 1999:

      Buildings and improvements                                  $   28,440
      Furniture and fixtures                                         110,250
      Machinery, vehicles and equipment                              128,632
      Rental units                                                   509,452
                                                                  ----------
                                                                     776,774
      Less accumulated depreciation                                 (179,566)
                                                                  ----------
                                                                  $  597,208
                                                                  ==========

5.    Floor Plan Notes Payable:

      Floor plan notes payable consist of the following at December 31, 1999:

      Floor plan notes payable to finance companies,
        collateralized by new and used vehicle inventory
        and contracts in transit                                  $4,933,555
                                                                  ==========

                            HALL ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         YEAR ENDED DECEMBER 31, 1999


5.   Floor Plan Notes Payable - Continued:

     Interest rates on floor plan notes vary by product line and product age. Interest rates on the floor plan notes are variable and range from 7.5% to 12% during the period presented. The average interest rate on floor plan notes was 8.75% for the year ended December 31, 1999. The notes are due upon the sale of the related vehicle.

     Interest paid for floor plan notes and all other debt was $376,906 for the year ended December 31, 1999.

 6.  Commitments and Contingencies:

     Operating Leases
     The Company leases its facilities under operating leases. Rent expense related to operating leases was $157,032 for 1999. These leases were canceled in 2000 in connection with the Company's relocation (NOTE 9) to a facility under a month-to-month lease.

     Litigation
     In the normal course of business, the Company is subject to involvement in legal actions. However, in the opinion of management, there are no outstanding matters that will result in a significant liability.

     Government Regulation
     The Company is subject to federal, state and local provisions regulating the discharge of materials into the environment. Compliance with these provisions has not had, nor does management expect such compliance to have, any material effect upon the capital expenditures, net income, financial condition, or competitive position of the Company. Management believes that its current practices and procedures for the control and disposition of such wastes comply with applicable federal and state requirements.

     Third-Party Financing
     The Company uses third-party banks and/or finance companies to assist its customers in locating financing for vehicle purchases. The Company refers customers to one or more of these third-party financing sources and earns a referral fee if the third-party lender consummates a loan contract with the customer. These contracts represent third-party financing, and the Company provides no underwriting or credit approval services for the lender. The Company's referral fees are in fact a commission and are typically based upon the difference between the interest rate the customer pays under the contract with the lender and an interest rate designated by the lender. At no time does the Company service or guarantee the collection of these loans or receivables. The Company could be charged back the commission by the lender if the loan is paid off or foreclosed in a specified period of time, usually limited to the first six months of the term, and if the chargeback exceeds reserves retained by the lender.

                            HALL ENTERPRISES, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                         YEAR ENDED DECEMBER 31, 1999

6.   Commitments and Contingencies - Continued:

     Third-Party Financing - Continued
     The Company records this commission income based upon the amount earned less allowances for chargebacks. In determining the allowances for chargebacks, the Company takes into consideration past experience with chargebacks. The chargeback allowance at December 31, 1999 was approximately $115,000. Finance chargebacks were approximately $82,000 in 1999.

7.   Related-Party Transactions:

     In 1993, the Company borrowed $81,138 from a family member of the primary shareholder which was payable on demand. In 1997, the Company borrowed $140,000 from the primary shareholder with principal to be paid before September 10, 1999. In July 1999, these related-party notes were removed as part of a land sale transaction.

8.   Retirement Plan:

     The Company maintains a 401(k) retirement plan, which became effective January 1, 1992. Employees are eligible to participate in the plan if they have been employed by the Company for one year and are at least 21 years of age. Participants are allowed to make elective income deferrals to the plan per the plan specifications. The Company can make discretionary contributions as authorized by the Board of Directors. The Company made discretionary contributions of approximately $3,800 during 1999.

9.   Subsequent Event:

     Litigation
     On October 13, 2000, the Company was ordered to deliver 20% of the shares of the Company's common stock in connection with a lawsuit brought by a former employee of the Company.

     Consolidation of Operations
     During fiscal 2000, the Company consolidated its operations of two locations into one new location located in Lexington, Kentucky.

     Sale of Company to Holiday RV Superstores, Inc.
     On October 31, 2000, the Company was acquired by Holiday RV Superstores, Inc. ("Holiday"). The consideration paid by Holiday consisted of the issuance of 300,000 shares of Holiday common stock. This includes the exchange of shares deposited with the court in connection with the October 13, 2000 court order. Holiday may be required to pay additional contingent consideration of up to 100,000 shares of Holiday common stock if certain pretax earnings levels are achieved in fiscal 2001 and 2002.

     S-Corporation
     Status In January 2000, the Company elected to terminate its S-corporation status.